EXHIBIT E (iii)
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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288


Gentlemen:

         Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established thirty-seven new series of its shares (each a New Fund and collectively the New Funds) as set forth below:

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    Aggressive Growth Fund                  Nasdaq-100 Index Fund
    Balanced Strategy Fund                   New York Bond Fund
     Capital Growth Fund                  New York Money Market Fund
    California Bond Fund              Precious Metals and Minerals Fund
California Money Market Fund                 S&P 500 Index Fund
  Cornerstone Strategy Fund               Science & Technology Fund
    Emerging Markets Fund                   Short-Term Bond Fund
  Extended Market Index Fund                Small Cap Stock Fund
   First Start Growth Fund            Tax Exempt Intermediate-Term Fund
          GNMA Trust                      Tax Exempt Long-Term Fund
     Growth & Income Fund               Tax Exempt Money Market Fund
 Growth and Tax Strategy Fund            Treasury Money Market Trust
         Growth Fund                     Tax Exempt Short-Term Fund
High-Yield Opportunities Fund            Total Return Strategy Fund
      Income Stock Fund                          Value Fund
         Income Fund                         Virginia Bond Fund
 Intermediate-Term Bond Fund              Virginia Money Market Fund
      International Fund                      World Growth Fund
     Money Market Fund
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         Please  be  further  advised  that the  Trust  desires  to  retain  the
Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

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         Please state below  whether you are willing to render such  services as provided in the Underwriting Agreement.

                                        USAA MUTUAL FUNDS TRUST



Attest:  /S/ MARK S. HOWARD             By: /S/ CHRISTOPHER W. CLAUS
         ------------------------          ----------------------------
         Mark S. Howard                    Christopher W. Claus
         Secretary                         President


Date:  As of August 1, 2006


         We are willing to render services to the New Funds as set forth in the Underwriting Agreement.

                                        USAA INVESTMENT MANAGEMENT COMPANY



Attest:  /S/ EILEEN M. SMILEY           By: /S/ CLIFFORD A. GLADSON
         -------------------------         -----------------------------------
         Eileen M. Smiley                  Clifford A. Gladson
         Assistant Secretary               Senior Vice President


Dated:  As of August 1, 2006

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